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                                                                    Exhibit 23.5

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]

                                                 September 10, 1997


Board of Directors
Timberland Savings Bank
624 Simpson Avenue
Hoquiam, Washington  98550

Gentlemen:

We hereby consent to the use of our firm's name in the Application for Conversion of Timberland Savings Bank, SSB, Hoquiam, Washington, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Timberland Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Timberland Bancorp, Inc.

                                         Sincerely,

                                         RP FINANCIAL, LC.


                                         James P. Hennessey

                                         James P. Hennessey
                                         Senior Vice President